Exhibit 99

Willow Financial Bancorp, Inc. (NASDAQ: WFBC) Investor Presentation Cohen Brothers Conference

During the course of this presentation, we may make forward-looking statements regarding future events or the future financial performance of the Company. We wish to caution you that such forward-looking statements are just predictions subject to certain risks and uncertainties that could cause actual events or results to materially differ, either better or worse, from those projected. A discussion of risk factors that may affect the actual outcomes relating to such forward looking statements and the results of operations in general is included in the Company’s Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events. Safe Harbor

Corporate Profile – Willow Financial Bancorp $1.5 billion bank holding company Headquartered in King of Prussia, PA Formerly Willow Grove Bancorp. Acquired Chester Valley Bancorp in September 2005 29 branches in Philadelphia suburbs; one under construction Lines of business: Retail Banking Commercial Banking Wealth Management

Chester Bucks Montgomery Berks Delaware Philadelphia Lancaster Corporate Headquarters King of Prussia Branch Network Strategically located in some of the wealthiest, fastest growing suburbs in America

Growth Strategy Instill sales culture throughout the organization Expand commercial product line and sales force Extend trust and brokerage services to customer base Enhance wealth management product line Acquire other lines of business to generate non-interest income

Recent Strategic Accomplishments People Building the infrastructure for the new, combined organization Launched employer of choice initiative Technology & New Products Integrated commercial bank strategy Launched remote deposit capture product Capital Prioritized and optimized the use of our capital Customer Markets & Brand Assessed specific customer segment needs Established brand position and message

A Powerful New Brand

Growth Initiatives Comprehensive sales training for all branch employees New product introductions Reserve sweep product Remote deposit capture SBA Lending Wealth Management open platform – The Concord Group Acquisition of BeneServ One of the most respected benefits consulting firms in the Delaware Valley $2.0 million revenues in most recent 12 month period 20% CAGR over the past three years, all organic Mutual cross-selling opportunities for small business market Closing expected March 2007

Recent Cost-Savings Initiatives System Conversion Headquarters sales/leaseback Back-office consolidation Other cost takeouts Entire bank on one common platform Consolidated two HQs into one; earnings neutral transaction Six disparate locations consolidated into one Eliminated positions, reduced size of board, restructured board compensation

Challenges and Opportunities Inverted yield curve Loan writeoff Jun ‘06 Competition from de novo banks Enhance non-interest income and cross-selling Reduced reliance on wholesale funding One time event related to a single borrower Continued focus on strong credit underwriting Stability of organization and breadth of network Accentuate full service offerings

Drivers of Success for 2007 & Beyond Culture of Cross-Selling First Teams initiative Leverage new lines of business Continued cost containment Expand commercial lending presence Continue to emphasize credit quality

Insider Confidence Insiders have acquired over 270,000 shares of the company’s stock since Sep 05 CEO Donna Coughey has personally acquired 67,000 shares of stock since the merger closed and has not sold a single share. CFO Joe Crowley has acquired nearly 17,000 shares of Willow Financial Bancorp stock and has not sold a single share. Board of Directors compensation restructured to be heavily weighted towards share price performance

Financial Review

$1.6 bil $1.00 bil $1.05 bil $22.9 mil $0.38 $4.8 mil Six Months Ended Dec 2005 -1.7% $1.04 bil Total Loans +2.2% $1.02 bil Total Deposits -2.4% $1.5 bil Total Assets +3.6% $23.7 mil Net Interest Income (before provision for loan losses) +2.6% $0.39 EPS +17.7% $5.7 mil Net Income % Change Six Months Ended Dec 2006 First Half FY 2007 Financial Snapshot

29 0.66% 3.32% 0.64% At 12/31/06 -17 bps 3.49% NIM +1 28 Full Service Branches -14 bps 0.80% ROA -20 bps 0.84% Non-Performing Assets/Total Assets Change At 9/30/06 Second Quarter FY 2007 Financial Snapshot

Loan Mix ($mil) $- $50.0 $100.0 $150.0 $200.0 $250.0 $300.0 $350.0 Residential Construction Commercial Real Estate Comm'l & Small Bus. Installment Jun '05 Jun '06 Dec '06

Deposit Mix ($mil) $- $50.0 $100.0 $150.0 $200.0 $250.0 $300.0 $350.0 $400.0 Non Interest DDA Interest DDA Savings MMDA CDs Jun '05 Jun '06 Dec '06

Interest Trends Acquisition of Chester Valley Bancorp Acquisition of Chester Valley Bancorp 1.00% 2.00% 3.00% 4.00% 5.00% 6.00% Sep- 03 Dec- 03 Mar- 04 Jun- 04 Sep- 04 Dec- 04 Mar- 05 Jun- 05 Sep- 05 Dec- 05 Mar- 06 Jun- 06 Sep- 06 Dec- 06 Yield on interest-earning assets Cost of interest-bearing liabilities 2.00% 2.20% 2.40% 2.60% 2.80% 3.00% 3.20% 3.40% 3.60% 3.80% 4.00% Sep- 03 Dec- 03 Mar- 04 Jun- 04 Sep- 04 Dec- 04 Mar- 05 Jun- 05 Sep- 05 Dec- 05 Mar- 06 Jun- 06 Sep- 06 Dec- 06 Net interest spread Net interest margin

Excludes Gains/Losses on Investment Securities Available for Sale Non-Interest Income Growth $3.2 $3.4 $8.6 $3.7 $5.0 $- $1.0 $2.0 $3.0 $4.0 $5.0 $6.0 $7.0 $8.0 $9.0 $10.0 Jun-04 Jun-05 Jun-06 Dec-05 Dec-06

Willow Investment Services Overview Average account $272,000 Average account: $330,000 Average account: $40,000 Products: Specific investment positions mutual funds, investment advisory Products: Mutual funds, separately-managed accounts, financial planning Products: Mutual funds, annuities, 529 accounts Focus: Commission trades and investment management Focus: Customers with $500k+ of investable assets Focus: Retail customers Philadelphia Corp. Trust Department Retail UVEST Assets Under Administration ($mil) $54.9 $70.6 $539.6 Trust Phila. Corp. UVEST

Why Invest in WFBC? Valuable Suburban Philadelphia franchise Experienced management team engineered the turnaround of Chester Valley Bancorp from 2000 to 2005 Culminated with sale of CVAL 4% dividend yield Stock buyback program in place Favorable valuation

Thank you